Exhibit 99.1

FOR IMMEDIATE RELEASE

WMI Liquidating Trust Announces Extension of the Term of the Trust

SEATTLE, January 5, 2018 - WMI Liquidating Trust (the “Liquidating Trust”), formed pursuant to the confirmed Seventh Amended Joint Plan of Affiliated Debtors under Chapter 11 of the United States Bankruptcy Code (as modified, the “Plan”) of Washington Mutual, Inc., today announced that the United States Bankruptcy Court for the District of Delaware (the “Court”) entered an order granting a motion filed by the Liquidating Trust, as successor-in-interest to Washington Mutual, Inc. and WMI Investment Corp., to extend the term of the Trust until March 19, 2021.

Further information about WMI Liquidating Trust can be found at www.wmitrust.com.

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Helen Grayson

206-922-2957